Exhibit 99.2

[Logo of Entergy]


                                          For Further Information
               Nancy Morovich, Vice President, Investor Relations
                                   Phone 504/576-5506, Fax - 2897
INVESTOR NEWS                                 nmorovi@entergy.com


April 2, 2001


          ENTERGY OFFERS DETAILS ON MERGER TERMINATION,
                  POSTS 2002 EARNINGS GUIDANCE

     (New Orleans) - Entergy Corporation (NYSE: ETR) today offered additional details on the announcement that Entergy and FPL Group jointly agreed to terminate the merger agreement they signed last July. The Entergy Board concluded that accepting various positions taken by FPL would leave Entergy with no merger of equals, as approved by shareholders. This was considered inconsistent with the terms of the FPL Group/Entergy merger of equals for which the financial advisors rendered their fairness opinions, and further, was inconsistent with other merger of equals transactions observed in the marketplace.

     The Board also believed that there would be no prospects for regulatory approval because commitments and representations made to regulators would be violated, and no ability to drive the unregulated growth businesses in a direction that Entergy believed would create the most value for its shareholders.

  Entergy also noted the following areas of disagreement between the companies:

- Governance and Leadership. FPL Chairman and Chief Executive Officer James L. Broadhead proposed changing the merged company management structure. This was contrary to the express terms of the merger agreement as is also described in the proxy statement issued to shareholders before their approval of the merger in December.

- Valuation.   Entergy's Board was advised  by  its  financial
  advisors, Morgan Stanley Dean Witter and J. P. Morgan, that with no premium to shareholders and a revised management structure, the transaction was equivalent to a takeover without a premium. The merger agreement specifically defined the transaction as a merger of equals which was an important basis upon which fairness opinions were rendered to Entergy by its financial advisors.

- Organizational Structure. The merger agreement provided for a decentralized organization, with major business units based away from the corporate headquarters in Juno Beach, Florida. The business units and locations were specified in the proxy statement. Since that time, however, FPL expressed unwillingness to implement the agreed-to organizational structure.

- Regulatory  Issues.   The  initially  proposed   management
  structure and organizational decentralization were critical to regulatory approvals in the Entergy service area. FPL expressed unwillingness to honor these provisions.

- Risk Management Strategy. Recent changes in regional power markets and increased commodity price volatility, as evidenced by recent developments in California, also heightened differences in the companies' approaches to their non-regulated businesses. FPL's approach is focused on owning and managing assets to create value through operations and efficiency improvements. Entergy's
  approach  emphasizes  developing  skills,  relationships,   and
  proprietary systems to create value around assets through superior market knowledge and effective risk management.

     Entergy Chairman Robert v.d. Luft said, "We are disappointed that we were unable to achieve the benefits of the merger; however, we are confident that our management team will continue to deliver superior results to our shareholder through other avenues, as they have done so successfully to date. Just three years ago, this board conducted a careful, world-wide search for a Chief Executive Officer and Wayne Leonard and his team have done an outstanding job. Since this new management team was put in place, Entergy has produced total shareholder returns of 100 percent through December 29, 2000. In comparison, the S&P 500 returned 25 percent. This team has also exceeded Wall Street's consensus earnings estimate for eleven straight quarters, with operational earnings per share growing from $2.22 per share in 1998 to $3.12 in 2000, representing a 41 percent improvement. Entergy rationalized its portfolio and business mix by divesting $4 billion of businesses in less than six months and reinvesting less than $3 billion in businesses that produced earnings of $0.90 per share, or six times the earnings productivity of the divested businesses. Despite an aggressive growth strategy, net debt fell 20 percent from $9.5 billion to $7.6 billion. They have led a remarkable financial turnaround.

     "Furthermore, as CEO, Wayne has served all our stakeholders by improving service to customers, creating one of the safest and cleanest companies in the country, implementing programs to promote diversity and assist low-income customers, and living up to the commitments we have made to our regulators and shareholders."

     Leonard said, "As we go forward from today's announcement, we are very optimistic. Entergy is stronger today than it was eight months ago, and we intend to capitalize on its strengths. Our optimism is supported by our most recent financial plan reviewed at our Board of Directors retreat just last week. Our plan reflects continuing strong growth across all our businesses producing 2002 earnings per share in the $3.30 to $3.50 range. This level of earnings is consistent with our long-term commitment of 8-10 percent as compared to the analysts' consensus estimates for 2001 of $3.10 of earnings per share.

     A summary of the 2001 - 2002 earnings per share guidance is attached as Table 1 below.

       "We have yet to realize all of the upside potential in our businesses," Leonard continued, "and we are determined to do so in a manner that benefits all our stakeholders."

     Entergy, headquartered in New Orleans, is a U.S. based global energy company with power production, distribution operations, and related diversified services. Entergy owns, manages, or invests in power plants generating nearly 30,000 megawatts of electricity domestically and internationally. Entergy distributes energy to more than 330,000 customers in Texas and about 2.5 million customers in the U.S.

Entergy will hold a teleconference call today at 10:00 a.m. CDST to review the material contained in this release. The teleconference may be accessed by calling Premiere Conferencing at (913)-981-4900 no more than 15 minutes prior to the start of the call. The confirmation number is 795489. For 7 days following the teleconference, a tape delay will be available and may be accessed by dialing (719)-457-0820. The confirmation number is the same. Internet users may also access the teleconference by visiting Entergy's website at www.entergy.com.


Entergy Offers Details on Merger Termination Posts 2002 Earnings Guidance
April 2, 2001
Page 4 of 5

Table 1. 2001 - 2002 Earnings Guidance Table
(Per share in US $)

                2000            Changes in 2001            2001                                    2002
            Operational                                  Guidance                                Guidance
                                                           Range                                   Range
                                              Range of                              Impact
                                              Impact
Utility                 Share repurchase &   0.03   0.06                Operating         0.02
excluding                other                                           improvement
weather
                        Suspension of        0.00   0.04                Suspension of     0.03
                         goodwill                                        goodwill
                         amortization                                    amortization
                                             -----------                                  ----
                2.33        Total            0.03   0.10   2.36    2.43                   0.05   2.41   2.48


Entergy                 Pilgrim Outage and  (0.09) (0.08)               No Pilgrim        0.08
Nuclear                  lower PPA Price                                 Outage
                        Indian Point 3 and   0.13   0.14                Indian Point 3    0.02
                         Fitzpatrick                                     & Fitzpatrick
                        Indian Point 2       0.09   0.10                Indian Point 2    0.03
                                                                        New Project       0.07
                                             -----------                                  ----
                0.22        Total            0.13   0.16   0.35    0.38       Total       0.20   0.55   0.58


Entergy                 No liquidated       (0.17) (0.17)
Wholesale                damages
Operations
                        North American &     0.28   0.32                Development       0.06
                         European projects                               projects
                                             -----------                                  ----
               (0.01)       Total            0.11   0.15   0.10    0.14       Total       0.06   0.16   0.20


Entergy Koch            Axia Energy & Gulf   0.06   0.11                Trading/Pipeline  0.05
                         South Pipeline                                  growth
                                             -----------                                  ----
                0.19        Total            0.06   0.11   0.25    0.30                   0.05   0.30   0.35


Parent &                Lower investment    (0.13) (0.12)               Interest         (0.06)
Other                    income & higher                                 expense
                         interest expense
                                            ------------                                 -----
                0.07        Total           (0.13) (0.12) (0.06)  (0.05)       Total     (0.06) (0.12) (0.11)

                --------------------------------------------------------------------------------------------
Total           2.80                         0.20   0.40   3.00    3.20                   0.30   3.30   3.50

  Weather       0.32                                         -       -                             -      -
Total           3.12                                       3.00    3.20                          3.30   3.50
 including
 weather




The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.